                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT made and entered into as of the 6th day of November, 1996 by and between UTILICORP UNITED INC. (the "Company"), a Delaware corporation, and Robert K. Green (the "Executive");

         WHEREAS, the Executive is currently serving as President of the Company, and the Company desires to secure the continued employment of the Executive in accordance herewith;

         WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

         WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date, as hereinafter defined, setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

         1.       EMPLOYMENT AND TERM.

                  (a) EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term hereof (as described below).

                  (b) TERM. The term of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until the date that is the third anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); provided, however, that the Employment Period shall automatically be extended for one additional day on each day this Agreement is effective beginning with the day after the Effective Date, unless the Company, with the approval of the Board of Directors of the Company (the "Board"), or the Executive shall have given notice that this Agreement shall not be extended, in which case the Employment Period shall terminate on the date that is three years following receipt of such notice by the party to whom it is directed.

         2.       DUTIES AND POWERS OF EXECUTIVE.

                  (a) POSITION; LOCATION. During the Employment Period, the Executive shall serve as President of the Company and perform such duties and services appertaining to such position as reasonably directed by the Company. The Executive's services shall be performed primarily at the Company's headquarters which shall be located in the Kansas City metropolitan area.

                  (b) BOARD MEMBERSHIP. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

                  (c) ATTENTION. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, shall use his reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         3. COMPENSATION. The Executive shall receive the following compensation for his services hereunder to the Company:

                  (a) SALARY. During the Employment Period, the Executive's annual base salary (the "Annual Base Salary"), payable in accordance with the Company's general payroll practices, in effect from time to time, shall be at the annual rate established by the Board, but in no event less than $480,000 which is the Executive's annual base salary with the Company in effect as of the day before the Effective Date. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living. The Annual Base Salary shall not be reduced after any increase thereof. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

                  (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans, consisting of plans offering stock options, performance units or performance shares, restricted stock and other short-term and long-term incentive compensation, providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the greater of (I) the amounts that he had the opportunity to earn under the comparable plans of the Company as in effect immediately before the Effective Time, or (ii) the amounts that any other senior executive officer of the Company has the opportunity to earn under the plans of the Company and its subsidiaries for that year.

                  (c) RETIREMENT AND WELFARE BENEFIT PLANS. In addition to the benefits available under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing.

                  (d) INSURANCE. During the Employment Period, the Company shall provide the Executive with life insurance coverage providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than three times his Annual Base Salary.

                  (e) EXPENSES. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder, subject to any reasonable policies established from time to time by the Board.

                  (f) FRINGE BENEFITS. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position, which benefits shall be at least the same as those received by any senior executive officer of the Company.

         4.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

                  (b) BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) conduct which is not authorized by the Board, is materially detrimental to the Company, is a willful breach of this Agreement, and fails to fulfill substantially all of Executive's necessary duties; or (ii) the conviction of the Executive for the commission of a felony which, at the time of such commission, has a materially adverse effect on the Company.

                  (c) BY THE COMPANY WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment for any reason other than for Cause during the Employment Period, but only upon the affirmative vote of two-thirds of the membership of the Board.

                  (d) BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the reduction in the Executive's Annual Base
                  Salary as specified in Section 3(a) of this Agreement, the Executive's Incentive Compensation benefit as specified in
                  Section 3(b) of this Agreement, or any other benefit or payment described in Section 3 of this Agreement;

                           (ii) the change without the Executive's consent of
                  the Executive's title, authority, duties or responsibilities as specified in Section 2(a) of this Agreement;

                           (iii) the Company's requiring the Executive without
                  his consent to be based at any office or location other than the Company's headquarters which shall be located in the Kansas City metropolitan area; or

                           (iv) any breach by the Company of any other material
                  provision of this Agreement.

                  (e) NOTICE OF TERMINATION. Any termination of Executive's employment during the Employment Period by the Company for any reason, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 4(f)) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (f) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

         5.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.





                  (a) TERMINATION OTHER THAN FOR CAUSe. If, during the Employment Period, the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate his employment for Good Reason or the Executive's employment shall terminate by reason of death or Executive becoming eligible for long-term disability benefits under Company sponsored disability plan(s) (which circumstance shall hereinafter be referred to as "disability") (termination in any such case being referred to as a "Termination"):

                           (i) the Company shall pay to the Executive a lump sum
                  amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equal to the maximum Incentive Compensation benefit described in Section 3(b) of this Agreement for the fiscal year of the Company that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, which calculation shall be based on the assumption that all target performance goals in effect on the Date of Termination will be exceeded to the maximum extent possible and that the Executive will make any and all elections available that would maximize the amount of Incentive Compensation, and (C) any compensation and restricted stock previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations".) The amounts specified in this Section 5(a)(i) shall be paid within 30 days after the Date of Termination; and

                           (ii) in the event of Termination other than by reason
                  of the Executive's death or disability, then the Company shall pay to the Executive (A) continued salary at the minimum annual base salary rate required by this Agreement for three years following the Date of Termination (the "Continuation Period"); (B) a lump sum amount, in cash, equal to three times the maximum Incentive Compensation benefit described in
                  Section 3(b) of this Agreement that would be paid to Executive for the year during which termination occurs, including the value of any restricted stock that would be granted for such year, assuming that all target performance goals in effect on the Date of Termination were exceeded to the maximum extent possible for such year and that the Executive will make any and all elections available that would maximize the amount of Incentive Compensation, such amount to be paid within 30 days of such Date of Termination; (C) except with respect to the benefits provided pursuant to clause (E) below, the Company shall pay to the Executive the value of all benefits to which the Executive would have been entitled under Sections 3(d) and
                  (f) had he remained in employment with the Company until the end of the Continuation

                  Period; (D) the Company shall pay the value of all deferred compensation amounts (together with any accrued interest or earnings thereon) and all executive life insurance benefits whether or not then vested or payable; and (E) the Company shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided had the Executive remained in employment to the end of the Continuation Period (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable to any senior executive officer of the Company and his or her family during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter with respect to any senior executive officer of the Company (but on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive); provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

                  (b) TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation and restricted stock previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent theretofore unpaid, plus any other benefits to which Executive is entitled under any other agreements or policies with or of the Company.

                  (c) PAYMENTS IN THE EVENT OF APPLICATION OF AN EXCISE TAX. It is the intention of the parties that any payments under this Agreement shall not be contingent upon a change in control of the Company. Nevertheless, in the event that any payments under this Agreement or any other compensation, benefit or other amount from the Company for the benefit of Executive are subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (including any applicable interest and penalties, the "Excise Tax"), no such payment ("Parachute Payment") shall be reduced (except for required tax withholdings) and the Company shall pay to Executive by the earlier of the date such Excise Tax is withheld from payments made to Executive or the date such Excise Tax becomes due and payable by Executive, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Parachute Payments, taxes based upon the Tax Rate and Excise Tax upon the payment provided for by this Section 5(c), shall be equal to the amount the Executive would have received if no Excise Tax had been imposed. The Company shall determine in good faith whether any of the Parachute Payments are subject to the Excise Tax and the amount of any Excise Tax and shall notify Executive of its determination. The Company and Executive shall file all tax returns and reports regarding such Parachute Payments in a manner consistent with the Company's reasonable good faith determination. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay taxes at the Tax Rate applicable at the time of the Gross-Up Payment. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time a Parachute Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(d)(1) of the Code or other applicable provision of the Code but only to the extent that such interest is paid to Executive. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time a Parachute Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest or penalties payable in respect of such excess) at the time that the amount of such excess is finally determined. The Company shall reimburse Executive for all reasonable fees, expenses, and costs related to determining the reasonableness of any Company position in connection with this paragraph, preparation of any tax return or other filing that is affected by any matter addressed in this paragraph and any audit, litigation or other proceeding that is affected by any matter addressed in this paragraph. For the purposes of the foregoing, "Tax Rate" means Executive's effective tax rate based upon the combined federal and state and local income, earnings, Medicare and any other tax rates applicable to Executive, net of the reduction in federal income taxes which could be obtained by deduction of such state and local taxes.

         6. NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. FULL SETTLEMENT; MITIGATION. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii)(D), such amounts shall not be reduced whether or not the Executive obtains other employment. If there occurs a dispute between the Executive and the Company as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to this Agreement) this Agreement, the Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

         8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by UCU and the Company or any of their affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         9. NON-COMPETITION. Executive acknowledges that he will forfeit all rights under this Agreement if, during the Employment Period, and for a period of two years thereafter, Executive directly or indirectly, owns, manages, operates, controls, is employed by, performs services for, consults with, solicits business for, participates in, or is connected with the ownership, management, operation, or control of any business that is either directly or indirectly competitive with the products or services of the Company.

         10.      SUCCESSORS.

                  (a) ASSIGNMENT BY EXECUTIVE. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

                  (c) ASSUMPTION. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

         11.      MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                  (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return- receipt requested, postage prepaid, addressed, in either case, at the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                  (c) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) ENTIRE AGREEMENT. This instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and may be modified only by a writing signed by the parties hereto. All promises, representations, understandings, arrangements and prior agreements, including the severance agreement entered into on October 17, 1995, between the Executive and the Company, are merged herein and superseded hereby.

         IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.



                                        UtiliCorp United Inc.



                                        /s/ L. Patton Kline
                                        ----------------------------------
                                        Name:  L. Patton Kline
                                        Title: Chairman of the
                                               Compensation Committee



                                        /s/ Robert K. Green
                                        ----------------------------------
                                        Robert K. Green

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the day of , 1998, by and between UTILICORP UNITED INC. (the "Company"), a Delaware corporation, and Robert K. Green (the "Executive").

         WHEREAS, the Company and the Executive are parties to an Employment Agreement dated November 6, 1996 (the "Agreement");

         WHEREAS, the parties desire to amend the Agreement to clarify the Company's obligations under the Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

         1. Sections 3(b) and 3(c) are hereby deleted in their entirety and new Sections 3(b) and 3(c) are added to read as follows:

                  (b) Incentive Compensation. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans, consisting of plans offering stock options, performance units or performance shares, restricted stock and other short-term and long-term incentive compensation, providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the greater of (I) the amounts that he had the opportunity to earn under the comparable plans of the Company as in effect immediately before the Effective Time, or
         (ii) the amounts that any other senior executive officer of the Company has the opportunity to earn under the plans of the Company and its subsidiaries for that year.

                  (c) Retirement and Welfare Benefit Plans. In addition to the benefits available under Section 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing.

         2. Section 5(a) is hereby deleted in its entirety and a new Section 5(a) is added to read as follows:

         5.       Obligations of the Company Upon Termination.

         (a) Termination Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate his employment for Good Reason or the Executive's employment shall terminate by reason of death or Executive becoming eligible for long-term disability benefits under Company sponsored disability plan(s) (which circumstance shall hereinafter be referred to as "disability") (termination in any such case being referred to as a "Termination"):

                           (i) the Company shall pay to the Executive a
                  lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equal to the maximum Incentive Compensation benefit described in Section 3(b) of this Agreement for the fiscal year of the Company that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, which calculation shall be based on the assumption that all target performance goals in effect on the Date of Termination will be exceeded to the maximum extent possible and that the Executive will make any and all elections available that would maximize the amount of Incentive Compensation, and
                  (C) any compensation and restricted stock previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. (The amounts specified in clauses
                  (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations".) The amounts specified in this Section 5(a)(I) shall be paid within 30 days after the Date of Termination; and


                           (ii) in the event of Termination other than
                  by reason of the Executive's death or disability, then the Company shall pay to the Executive (A) continued salary at the minimum annual base salary rate required by this Agreement for three years following the Date of Termination (the "Continuation Period"); (B) a lump sum amount, in cash, equal to three times the maximum Incentive Compensation benefit described in Section 3(b) of this Agreement that would be paid to Executive for the year during which termination occurs, including the value of any restricted stock that would be granted for such year, assuming that all target performance goals in effect on the Date of Termination were exceeded to the maximum extent possible for such year and that the Executive will make any and all elections available that would maximize the amount of Incentive Compensation, such amount to be paid within 30 days of such Date of Termination; (C) except with respect to the benefits provided pursuant to clause (E) below, the Company shall pay to the Executive the value of all benefits to which the Executive would have been entitled under Sections 3(d) and (f) had he remained in employment with the Company until the end of the Continuation Period; (D) the Company shall pay the value of all deferred compensation amounts (together with any accrued interest or earnings thereon) and all executive life insurance benefits whether or not then vested or payable; and (E) the Company shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided had the Executive remained in employment to the end of the Continuation Period (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable to any senior executive officer of the Company and his or her family during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter with respect to any senior executive officer of the Company (but on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive); provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                                        TILICORP UNITED INC.





                                         By:
                                            ------------------------------
                                            Name
                                            Title

                                            ------------------------------
                                            Robert K. Green